EX-99.23g(9)


                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 18th day of February, 2004, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to delete certain Funds of the JNL Series Trust (each such Fund, together with all other Funds established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Fund" and collectively as the "Funds"); and

     WHEREAS, there has been a change in the officers of the Trusts.

     WHEREAS, there has been a replacement of Curian Capital LLC as a sub-adviser and the names of certain Funds have changed.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

2. To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By: /s/ Robert A. Fritts
                                        ----------------------------------
                                    Name: Robert A. Fritts
                                    Title: President

                                    MELLON TRUST OF NEW ENGLAND, N.A.

                                    By: /s/ Candice Walker
                                        ----------------------------------
                                    Name:   Candice Walker
                                        ----------------------------------
                                    Title: Vice President

                                   APPENDIX B

                                 TRUST OFFICERS
                            (as of February 12, 2004)

     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, each a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                POSITION                            SIGNATURE


Robert A. Fritts    President                       /s/ Robett A. Fritts
                    and Chief Executive Officer     ---------------------------



Mark D. Nerud       Vice President, Treasurer       /s/ Mark D. Nerud
                    and Chief Financial Officer     ---------------------------



Susan S. Rhee       Vice President, Secretary       /s/ Susan S. Rhee
                    and Counsel                     ---------------------------



                           JNL SERIES TRUST
                           JNL INVESTORS SERIES TRUST


                           By: /s/ Susan S. Rhee
                               -------------------------------
                           Secretary
                           Dated:

                                   APPENDIX F

                                  LIST OF FUNDS
                            (as of February 18, 2004)

JNL SERIES TRUST                                     JNL INVESTORS SERIES TRUST

FUNDS:                                               FUNDS:
------                                               ------
JNL/AIM Premier Equity II Fund                       JNL Money Market Fund
JNL/AIM Small Cap Growth Fund
JNL/AIM Large Cap Growth Fund
JNL/Alger Growth Fund
JNL/Alliance Capital Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/JPMorgan International Value Fund
JNL/Janus Aggressive Growth Fund
JNL/Janus Balanced Fund
JNL/Janus Capital Growth Fund
JNL/Janus Global Equities Fund
JNL/Janus Growth & Income Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Balanced Fund
JNL/PPM America High Yield Fund
JNL/PPM America Money Market Fund
JNL/PPM America Value Fund
JNL/Putnam Equity Fund
JNL/Putnam Value Equity Fund
JNL/Putnam International Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Salomon Brothers Balanced Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers Global Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund